UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 23, 2008

TENNESSEE GAS PIPELINE COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-4101	74-1056569
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification in Rights of Security Holders.

    The information included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 of this Current Report on Form 8-K.

Item 8.01.  Other Events.

    On July 23, 2008, Tennessee Gas Pipeline Company ("TGP") and Wilmington Trust Company, as trustee, entered into a Third Supplemental Indenture to the Indenture dated as of December 15, 1981, which indenture governs TGP's outstanding 6% Debentures due 2011.  The third supplemental indenture amends the indenture to provide that the covenants in the indenture related to the preservation of TGP's corporate existence and consolidation, merger and sale of assets will not prohibit TGP from conducting a statutory conversion to a non-corporate legal entity such as a general partnership, limited partnership or limited liability company so long as at least one corporation is a co-issuer party to the indenture and is jointly and severally liable as a primary obligor with respect to the obligations of TGP under the indenture and the debentures.  A copy of the third supplemental indenture is included as Exhibit 4.A to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

4.A.	Third Supplemental Indenture dated July 23, 2008 by and between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee, to Indenture dated as of December 15, 1981.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENNESSEE GAS PIPELINE COMPANY
By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

Dated:  July 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.A.	Third Supplemental Indenture dated July 23, 2008 by and between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee, to Indenture dated as of December 15, 1981.